Exhibit 99.1

Ameris Bancorp Announces Fourth Quarter And Full Year 2019 Financial Results

ATLANTA, Jan. 23, 2020 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $61.2 million, or $0.88 per diluted share, for the quarter ended December 31, 2019, compared with $43.5 million, or $0.91 per diluted share, for the quarter ended December 31, 2018. The Company reported adjusted net income of $66.6 million, or $0.96 per diluted share, for the quarter ended December 31, 2019, compared with $45.9 million, or $0.96 per diluted share, for the same period in 2018. Adjusted net income excludes after-tax merger and conversion charges, executive retirement benefits, servicing right valuation adjustments, restructuring charges related to previously announced branch consolidations, gain on bank owned life insurance ("BOLI") proceeds, expenses related to the previously announced investigation being conducted by the Securities and Exchange Commission and the Department of Justice, loss on sale of bank premises and expenses related to hurricanes.

For the year ended December 31, 2019, the Company reported net income of $161.4 million, or $2.75 per diluted share, compared with $121.0 million, or $2.80 per diluted share, for the year ended December 31, 2018. The Company reported adjusted net income of $222.9 million, or $3.80 per diluted share, for the year ended December 31, 2019, compared with $146.2 million, or $3.38 per diluted share, for the year ended December 31, 2018. Adjusted net income for the year excludes the same items listed above for the fourth quarter.

Commenting on the Company's record results, Palmer Proctor, the Company's Chief Executive Officer, said, "We are proud of our bankers and the successes we had this year. Not only did our Company go through the largest acquisition and system conversion in our history, but we also produced record earnings and record earnings per share this year. To do both of those things simultaneously is quite an accomplishment. Organic loan growth was over 9% for the year while our credit quality metrics continued to improve. Our diverse lines of business continue to produce solid financial results and provide positive momentum for 2020."

Highlights of the Company's results for the fourth quarter of 2019 include the following:

  Improvement in adjusted efficiency ratio to 55.61%, compared with 57.25% in the third quarter of 2019
  Adjusted return on average assets of 1.47%, compared with 1.57% in the third quarter of 2019 and 1.61% in the fourth quarter of 2018
  Growth in adjusted net income of $20.7 million, representing a 45% increase over the fourth quarter of 2018
  Increase in net interest margin of 2 basis points, to 3.86% in the fourth quarter, from 3.84% in the third quarter of 2019
  Improvement in deposit mix such that noninterest bearing deposits represent 29.94% of total deposits, up from 26.12% a year ago
  Annualized net charge-offs of 0.09% of average total loans and 0.17% of average non-purchased loans
  Improvement in non-performing assets, decreasing to 0.56% of total assets, compared with 0.73% at the end of the third quarter of 2019

Highlights of the Company's results for 2019 include the following:

  Successfully completed the acquisition and integration of Fidelity Southern Corporation, the holding company for Fidelity Bank ("Fidelity")
  Growth in adjusted net earnings of 52.5%, from $146.2 million in 2018 to $222.9 million in 2019
  Improvement in adjusted efficiency ratio to 55.67% in 2019, compared with 56.19% in 2018
  Organic growth in loans of $751.8 million, or 9.2%
  Adjusted return on average assets of 1.52%, compared with 1.50% in 2018
  Growth in tangible book value of 10.5%, from $18.83 at the end of 2018 to $20.81 at the end of 2019
  Enhanced shareholder value through an increase in our annual dividend rate to $0.60 per common share and disciplined repurchases under our common stock repurchase plan

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Year Ended Ended
	December 31,		December 31,
(dollars in thousands, except per share data)	2019	2018	2019	2018
Net income available to common shareholders	$61,248	$43,536	$161,441	$121,027

Adjustment items:
Merger and conversion charges	2,415	997	73,105	20,499
Executive retirement benefits	—	2,005	—	8,424
Restructuring charges	—	754	245	983
Servicing right impairment	366	—	507	—
Financial impact of hurricanes	—	882	(39)	882
Gain on BOLI proceeds	752	—	(3,583)	—
Expenses related to SEC and DOJ investigation	463	—	463	—
Loss on sale of premises	1,413	250	6,021	1,033
Tax effect of adjustment items	(898)	(810)	(16,065)	(4,923)
After-tax adjustment items	4,511	4,078	60,654	26,898

Tax expense attributable to merger related compensation and acquired BOLI	849	—	849	—
Reduction in state tax expense accrued in prior year, net of federal tax impact	—	(1,717)	—	(1,717)
Adjusted net income	$66,608	$45,897	$222,944	$146,208

Reported net income per diluted share	$0.88	$0.91	$2.75	$2.80
Adjusted net income per diluted share	$0.96	$0.96	$3.80	$3.38

Reported return on average assets	1.35%	1.53%	1.10%	1.24%
Adjusted return on average assets	1.47%	1.61%	1.52%	1.50%

Reported return on average common equity	9.97%	12.09%	8.19%	10.27%
Adjusted return on average tangible common equity	18.45%	20.95%	18.74%	19.18%

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for 2019 totaled $509.5 million, compared with $347.5 million for 2018. The Company's net interest margin was 3.88% for 2019, down from 3.92% reported for 2018. Accretion income for 2019 increased to $19.9 million, compared with $11.8 million for 2018. The decrease in net interest margin is primarily attributable to an increase in funding costs, partially offset by an increase in the yield on earning assets.

Net interest income on a tax-equivalent basis for the fourth quarter of 2019 totaled $156.5 million, compared with $149.9 million for the third quarter of 2019 and $100.6 million for the fourth quarter of 2018. The Company's net interest margin was 3.86% for the fourth quarter of 2019, up from 3.84% reported for the third quarter of 2019 and down from 3.91% reported for the fourth quarter of 2018. The increase in net interest margin in the current quarter is primarily attributable to an increase in accretion income and a decrease in cost of interest-bearing liabilities. Accretion income for the fourth quarter of 2019 increased to $9.7 million, compared with $4.2 million for the third quarter of 2019 and $4.1 million for the fourth quarter of 2018. The increase in accretion income in the fourth quarter is primarily attributable to the successful resolution of an acquired non-performing loan that had a substantial discount, as well as an overall increase in the level of payoffs of acquired loans.

Yields on all loans decreased to 5.11% during the fourth quarter of 2019, compared with 5.16% for the third quarter of 2019 and 5.19% reported for the fourth quarter of 2018. Loan production in the banking division during the fourth quarter of 2019 totaled $1.1 billion, with weighted average yields of 4.70%, compared with $1.2 billion and 5.08%, respectively, in the third quarter of 2019 and $604.9 million and 5.74%, respectively, in the fourth quarter of 2018. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $4.1 billion during the fourth quarter of 2019, with weighted average yields of 4.29%, compared with $4.2 billion and 4.51%, respectively, during the third quarter of 2019 and $1.8 billion and 5.56%, respectively, during the fourth quarter of 2018.

Interest expense for 2019 increased to $131.2 million, compared with $69.9 million in 2018. The Company's total cost of funds moved 23 basis points higher to 1.05% in 2019 as compared with 2018. Costs of interest-bearing deposits increased 37 basis points in 2019 to 1.23%, compared with 0.86% in 2018.

Interest expense during the fourth quarter of 2019 decreased to $38.7 million, compared with $39.6 million in the third quarter of 2019, and increased from $23.2 million in the fourth quarter of 2018. The Company's total cost of funds moved seven basis points lower to 1.00% in the fourth quarter of 2019 as compared with the third quarter of 2019. Deposit costs also decreased six basis points during the fourth quarter of 2019 to 0.80%, compared with 0.86% in the third quarter of 2019. Costs of interest-bearing deposits decreased during the quarter from 1.23% in the third quarter of 2019 to 1.13% in the fourth quarter of 2019.

Noninterest Income
Noninterest income increased 67.3% in 2019 to $198.1 million, compared with $118.4 million for 2018, as a result of increased service charges and mortgage banking activity. Service charge revenue increased to $50.8 million in 2019, compared with $46.1 million in 2018 due to the Company's increased number of deposit accounts from organic growth and completion of the Fidelity acquisition. In addition, other noninterest income increased during the year because the Company recorded a $3.6 million gain on BOLI proceeds during the year, due to the unfortunate death of a former officer of Fidelity, and increases of $2.5 million in loan servicing income and $3.3 million in gain on sale of SBA loans.

Mortgage banking activity increased 122.6% to $119.4 million in 2019, compared with $53.7 million for 2018. This increase was a result of both the Fidelity acquisition and additional growth from the low interest rate environment during the second half of 2019. Total production in the retail mortgage division increased to $4.3 billion for 2019, compared with $1.8 billion for 2018. Gain on sale spreads decreased in 2019 to 2.75% from 2.92% for 2018. The gain on sale spread during the quarter continued to be impacted by a shift in product mix and the transition of the pricing models through conversion.

Noninterest income from the SBA division increased to $8.9 million in 2019, compared with $4.9 million for 2018. Net income for the division increased over 91% from 2018 to $6.8 million in 2019.

Noninterest Expense
Noninterest expense increased $178.3 million, or 60.7%, to $471.9 million in 2019, compared with $293.6 million for 2018. During 2019, the Company recorded $79.8 million of charges to earnings, the majority of which was related to merger and conversion charges and loss on sale of premises, compared with $31.8 million in charges in 2018 that were related principally to merger and conversion charges and executive retirement benefits. Excluding these charges, adjusted expenses increased approximately $130.3 million, or 49.8%, to $392.1 million in 2019, from $261.8 million in 2018. The majority of this increase is attributable to the acquisitions of Atlantic Coast Bank, Hamilton State Bank and Fidelity, as well as variable expenses related to increased mortgage production. The Company continues to focus on its operating efficiency ratio. The Company's adjusted efficiency ratio improved from 56.19% in 2018 to 55.67% in 2019.

Income Tax Expense
The Company's effective tax rate for the fourth quarter of 2019 was 25.5%, compared with 21.0% in the third quarter of 2019 and 13.9% for the fourth quarter of 2018. The increased rate for the fourth quarter of 2019 was a result of return to provision adjustments when the Company filed its 2018 income tax returns during the fourth quarter of 2019 and additional tax expense related to merger-related compensation and acquired BOLI. The reduced rate in the fourth quarter of 2018 was a result of a large return to provision adjustment when the Company filed its 2017 income tax returns in the fourth quarter of 2018.

Balance Sheet Trends
Total assets at December 31, 2019 were $18.2 billion, compared with $11.4 billion at December 31, 2018. Total loans, including loans held for sale, purchased loans and purchased loan pools, were $14.48 billion at December 31, 2019, compared with $8.62 billion at December 31, 2018. Total loans held for investment were $12.82 billion at December 31, 2019, compared with $8.51 billion at December 31, 2018. Loans held for investment, exclusive of loans acquired from Fidelity, increased $794.9 million, or 9.3%, compared with December 31, 2018. Loan production remained strong in the fourth quarter, which helped offset the impact of the strategic runoff of certain acquired portfolios as we continue to reposition the balance sheet from the recent acquisitions. Loan production in the banking division during the fourth quarter of 2019 was 81% higher than the fourth quarter of 2018, but was 7% lower than the third quarter of 2019 due to usual seasonal trends.

At December 31, 2019, total deposits amounted to $14.03 billion, or 90.1% of total funding, compared with $9.65 billion and 97.4%, respectively, at December 31, 2018. The increase in total deposits during 2019 was materially impacted by the Company's acquisition of Fidelity. Excluding the acquisition, deposits increased $334.4 million, or 3.5%, in 2019. At December 31, 2019, noninterest-bearing deposit accounts were $4.20 billion, or 29.9% of total deposits, compared with $2.52 billion, or 26.1% of total deposits, at December 31, 2018. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $7.21 billion at December 31, 2019, compared with $4.60 billion at December 31, 2018. These funds represented 51.4% of the Company's total deposits at December 31, 2019, compared with 47.6% at the end of 2018.

Shareholders' equity at December 31, 2019 totaled $2.47 billion, an increase of $1.01 billion, or 69.5%, from December 31, 2018. The increase in shareholders' equity was primarily the result of the issuance of shares of common stock in the Company's acquisition of Fidelity plus earnings of $161.4 million during 2019, offset by dividends declared of $30.3 million and treasury stock purchases of $18.4 million. Tangible book value per share was $20.81 at December 31, 2019, up from $18.83 at December 31, 2018. Tangible common equity as a percentage of tangible assets was 8.40% at December 31, 2019, compared with 8.22% at the end of the 2018.

Credit Quality
Credit quality remains strong in the Company. During the fourth quarter of 2019, the Company recorded provision for loan loss expense of $5.7 million, compared with $6.0 million in the third quarter of 2019. Nonperforming assets as a percentage of total assets decreased by 17 basis points to 0.56% during the quarter. The decrease in nonperforming assets is primarily a result of the sale of certain nonperforming assets acquired from Fidelity. The net charge-off ratio for non-purchased loans was 17 basis points for the fourth quarter of 2019, compared with nine basis points in the third quarter of 2019 and 21 basis points in the fourth quarter of 2018.

Conference Call
The Company will host a teleconference at 9:30 a.m. Eastern time Friday, January 24, 2020 to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until February 7, 2020. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10138227. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 170 locations in Georgia, Florida, South Carolina and Alabama at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals, and including statements about the benefits of the merger between the Company and Fidelity. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of the Company and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected following the parties' merger; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; and the success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2019	2019	2019	2019	2018	2019	2018
EARNINGS
Net income	$61,248	$21,384	$38,904	$39,905	$43,536	$161,441	$121,027
Adjusted net income	$66,608	$68,539	$45,210	$42,587	$45,897	$222,944	$146,208

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.88	$0.31	$0.82	$0.84	$0.92	$2.76	$2.81
Diluted	$0.88	$0.31	$0.82	$0.84	$0.91	$2.75	$2.80
Adjusted diluted EPS	$0.96	$0.98	$0.96	$0.90	$0.96	$3.80	$3.38
Cash dividends per share	$0.15	$0.15	$0.10	$0.10	$0.10	$0.50	$0.40
Book value per share (period end)	$35.53	$34.78	$32.52	$31.43	$30.66	$35.53	$30.66
Tangible book value per share (period end)	$20.81	$20.29	$20.81	$19.73	$18.83	$20.81	$18.83
Weighted average number of shares
Basic	69,429,193	69,372,125	47,310,561	47,366,296	47,501,150	58,462,137	43,141,859
Diluted	69,683,999	69,600,499	47,337,809	47,456,314	47,593,252	58,614,151	43,247,796
Period end number of shares	69,503,833	69,593,833	47,261,584	47,585,309	47,499,941	69,503,833	47,499,941
Market data
High intraday price	$44.90	$40.65	$39.60	$42.01	$47.25	$44.90	$59.05
Low intraday price	$38.34	$33.71	$33.57	$31.27	$29.97	$31.27	$29.97
Period end closing price	$42.54	$40.24	$39.19	$34.35	$31.67	$42.54	$31.67
Average daily volume	353,783	461,289	352,684	387,800	375,773	389,112	312,388

PERFORMANCE RATIOS
Return on average assets	1.35%	0.49%	1.34%	1.42%	1.53%	1.10%	1.24%
Adjusted return on average assets	1.47%	1.57%	1.56%	1.51%	1.61%	1.52%	1.50%
Return on average common equity	9.97%	3.49%	10.27%	10.95%	12.09%	8.19%	10.27%
Adjusted return on average tangible common equity	18.45%	18.95%	18.79%	18.82%	20.95%	18.74%	19.18%
Earning asset yield (TE)	4.82%	4.86%	4.95%	4.95%	4.81%	4.88%	4.71%
Total cost of funds	1.00%	1.07%	1.10%	1.05%	0.94%	1.05%	0.82%
Net interest margin (TE)	3.86%	3.84%	3.91%	3.95%	3.91%	3.88%	3.92%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	22.02%	28.89%	21.27%	19.59%	19.75%	23.60%	22.11%
Efficiency ratio	58.24%	85.35%	59.36%	57.95%	58.30%	67.11%	63.59%
Adjusted efficiency ratio (TE)	55.61%	57.25%	53.77%	55.12%	54.10%	55.67%	56.19%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.54%	13.63%	12.93%	12.83%	12.73%	13.54%	12.73%
Tangible common equity to tangible assets	8.40%	8.43%	8.68%	8.46%	8.22%	8.40%	8.22%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.40%	8.43%	8.68%	8.46%	8.22%	8.40%	8.22%
Effect of goodwill and other intangibles	5.14%	5.20%	4.25%	4.37%	4.51%	5.14%	4.51%
Equity to assets (GAAP)	13.54%	13.63%	12.93%	12.83%	12.73%	13.54%	12.73%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,913	2,001	1,336	1,343	1,370	1,913	1,370
Retail Mortgage Division	690	785	348	328	332	690	332
Warehouse Lending Division	9	9	10	9	8	9	8
SBA Division	42	45	21	22	22	42	22
Premium Finance Division	68	66	62	64	72	68	72
Total Ameris Bancorp FTE headcount	2,722	2,906	1,777	1,766	1,804	2,722	1,804

Assets per Banking Division FTE	$9,536	$8,878	$8,889	$8,679	$8,353	$9,536	$8,353
Branch locations	170	172	114	114	125	170	125
Deposits per branch location	$82,512	$79,416	$84,056	$85,973	$77,195	$82,512	$77,195

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2019	2019	2019	2019	2018	2019	2018
Interest income
Interest and fees on loans	$182,391	$175,046	$117,010	$112,401	$111,749	$586,848	$378,209
Interest on taxable securities	10,358	11,354	9,383	9,043	8,686	40,138	29,006
Interest on nontaxable securities	167	168	102	156	195	593	900
Interest on deposits in other banks	1,091	1,622	2,276	3,150	1,964	8,139	4,984
Interest on federal funds sold	69	171	257	179	155	676	227
Total interest income	194,076	188,361	129,028	124,929	122,749	636,394	413,326

Interest expense
Interest on deposits	27,970	29,425	23,454	21,684	18,858	102,533	49,054
Interest on other borrowings	10,755	10,167	3,923	3,850	4,337	28,695	20,880
Total interest expense	38,725	39,592	27,377	25,534	23,195	131,228	69,934

Net interest income	155,351	148,769	101,651	99,395	99,554	505,166	343,392
Provision for loan losses	5,693	5,989	4,668	3,408	3,661	19,758	16,667
Net interest income after provision for loan losses	149,658	142,780	96,983	95,987	95,893	485,408	326,725

Noninterest income
Service charges on deposits accounts	13,567	13,411	12,168	11,646	12,597	50,792	46,128
Mortgage banking activity	33,168	53,041	18,523	14,677	11,883	119,409	53,654
Other service charges, commissions and fees	1,085	1,236	803	789	824	3,913	3,059
Gain (loss) on securities	(1)	4	69	66	1	138	(37)
Other noninterest income	7,294	9,301	3,673	3,593	5,165	23,861	15,608
Total noninterest income	55,113	76,993	35,236	30,771	30,470	198,113	118,412

Noninterest expense
Salaries and employee benefits	69,642	77,633	38,331	38,332	38,969	223,938	149,132
Occupancy and equipment expenses	11,919	12,639	7,834	8,204	7,945	40,596	29,131
Data processing and telecommunications expenses	11,362	10,372	8,388	8,391	8,293	38,513	30,385
Credit resolution related expenses(1)	1,098	1,094	979	911	1,174	4,082	4,016
Advertising and marketing expenses	2,250	1,949	1,987	1,741	1,633	7,927	5,571
Amortization of intangible assets	5,741	5,719	3,121	3,132	3,650	17,713	9,512
Merger and conversion charges	2,415	65,158	3,475	2,057	997	73,105	20,499
Other noninterest expenses	18,137	18,133	17,136	12,657	13,149	66,063	45,401
Total noninterest expense	122,564	192,697	81,251	75,425	75,810	471,937	293,647

Income before income tax expense	82,207	27,076	50,968	51,333	50,553	211,584	151,490
Income tax expense	20,959	5,692	12,064	11,428	7,017	50,143	30,463
Net income	$61,248	$21,384	$38,904	$39,905	$43,536	$161,441	$121,027

Diluted earnings per common share	$0.88	$0.31	$0.82	$0.84	$0.91	$2.75	$2.80

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2019	2019	2019	2019	2018
Assets
Cash and due from banks	$246,234	$193,976	$151,186	$144,801	$172,036
Federal funds sold and interest-bearing deposits in banks	375,615	285,713	186,969	712,199	507,491
Time deposits in other banks	249	499	748	7,371	10,812
Investment securities available for sale, at fair value	1,403,403	1,491,207	1,273,244	1,234,435	1,192,423
Other investments	66,919	66,921	32,481	15,157	14,455
Loans held for sale, at fair value	1,656,711	1,187,551	261,073	112,070	111,298

Loans	7,529,987	7,208,816	6,522,448	5,756,358	5,660,457
Purchased loans	5,075,281	5,388,336	2,286,425	2,472,271	2,588,832
Purchased loan pools	213,208	229,132	240,997	253,710	262,625
Loans, net of unearned income	12,818,476	12,826,284	9,049,870	8,482,339	8,511,914
Allowance for loan losses	(38,189)	(35,530)	(31,793)	(28,659)	(28,819)
Loans, net	12,780,287	12,790,754	9,018,077	8,453,680	8,483,095

Other real estate owned	4,500	4,925	5,169	6,014	7,218
Purchased other real estate owned	15,000	15,785	9,506	10,857	9,535
Total other real estate owned	19,500	20,710	14,675	16,871	16,753

Premises and equipment, net	233,102	239,428	141,378	141,698	145,410
Goodwill	931,637	911,488	501,140	501,308	503,434
Other intangible assets, net	91,586	97,328	52,437	55,557	58,689
Cash value of bank owned life insurance	175,270	174,442	105,064	104,597	104,096
Deferred income taxes, net	2,180	22,111	30,812	33,295	35,126
Other assets	259,886	282,149	120,052	123,236	88,397
Total assets	$18,242,579	$17,764,277	$11,889,336	$11,656,275	$11,443,515

Liabilities
Deposits
Noninterest-bearing	$4,199,448	$4,077,856	$2,771,443	$2,753,173	$2,520,016
Interest-bearing	9,827,625	9,581,738	6,810,927	7,047,702	7,129,297
Total deposits	14,027,073	13,659,594	9,582,370	9,800,875	9,649,313
Federal funds purchased and securities sold under agreements to repurchase	20,635	17,744	3,307	4,259	20,384
Other borrowings	1,398,709	1,351,172	564,636	151,454	151,774
Subordinated deferrable interest debentures	127,560	127,075	89,871	89,529	89,187
FDIC loss-share payable, net	19,642	19,490	20,596	18,834	19,487
Other liabilities	179,378	168,479	91,435	95,740	57,023
Total liabilities	15,772,997	15,343,554	10,352,215	10,160,691	9,987,168

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,500	71,447	49,099	49,126	49,015
Capital stock	1,907,108	1,904,789	1,053,500	1,053,190	1,051,584
Retained earnings	507,950	457,127	446,182	412,005	377,135
Accumulated other comprehensive income (loss), net of tax	17,995	15,482	16,462	(1,178)	(4,826)
Treasury stock	(34,971)	(28,122)	(28,122)	(17,559)	(16,561)
Total shareholders' equity	2,469,582	2,420,723	1,537,121	1,495,584	1,456,347
Total liabilities and shareholders' equity	$18,242,579	$17,764,277	$11,889,336	$11,656,275	$11,443,515

Other Data
Earning assets	$16,321,373	$15,858,175	$10,804,385	$10,563,571	$10,348,393
Intangible assets	1,023,223	1,008,816	553,577	556,865	562,123
Interest-bearing liabilities	11,374,529	11,077,729	7,468,741	7,292,944	7,390,642
Average assets	17,998,494	17,340,387	11,625,344	11,423,677	11,307,980
Average common shareholders' equity	2,437,272	2,432,182	1,519,598	1,478,462	1,428,341

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information						Table 4
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Allowance for Loan Losses
Balance at beginning of period	$35,530	$31,793	$28,659	$28,819	$28,116	$28,819	$25,791

Provision for loan losses	5,693	5,989	4,668	3,408	3,661	19,758	16,667

Charge-offs	5,664	5,249	3,496	5,379	4,430	19,788	21,131
Recoveries	2,630	2,997	1,962	1,811	1,472	9,400	7,492
Net charge-offs (recoveries)	3,034	2,252	1,534	3,568	2,958	10,388	13,639

Ending balance	$38,189	$35,530	$31,793	$28,659	$28,819	$38,189	$28,819

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$2,211	$1,578	$1,338	$2,004	$2,489	$7,131	$13,803
Real estate - construction and development	74	—	222	25	7	321	292
Real estate - commercial and farmland	63	14	100	1,253	169	1,430	338
Real estate - residential	80	20	40	20	76	160	771
Consumer installment	1,481	1,195	1,126	1,893	1,465	5,695	4,189
Purchased loans	1,755	2,442	670	184	224	5,051	1,738
Purchased loan pools	—	—	—	—	—	—	—
Total charge-offs	5,664	5,249	3,496	5,379	4,430	19,788	21,131

Recoveries
Commercial, financial and agricultural	420	845	742	1,065	927	3,072	3,769
Real estate - construction and development	3	2	19	1	3	25	120
Real estate - commercial and farmland	105	—	4	4	7	113	176
Real estate - residential	9	49	133	104	91	295	346
Consumer installment	235	269	242	164	137	910	499
Purchased loans	1,858	1,832	822	473	307	4,985	2,582
Purchased loan pools	—	—	—	—	—	—	—
Total recoveries	2,630	2,997	1,962	1,811	1,472	9,400	7,492

Net charge-offs (recoveries)	$3,034	$2,252	$1,534	$3,568	$2,958	$10,388	$13,639

Non-Performing Assets
Nonaccrual loans (excluding purchased loans)	$29,291	$21,739	$18,129	$17,633	$17,952	$29,291	$17,952
Nonaccrual purchased loans	45,023	78,762	23,350	23,846	24,107	45,023	24,107
Nonaccrual purchased loan pools	810	—	—	400	—	810	—
Other real estate owned	4,500	4,925	5,169	6,014	7,218	4,500	7,218
Purchased other real estate owned	15,000	15,785	9,506	10,857	9,535	15,000	9,535
Repossessed assets	939	1,258	—	—	—	939	—
Accruing loans delinquent 90 days or more (excluding purchased loans)	5,733	5,836	4,439	3,676	4,222	5,733	4,222
Accruing purchased loans delinquent 90 days or more	21	489	174	—	—	21	—
Total non-performing assets	$101,317	$128,794	$60,767	$62,426	$63,034	$101,317	$63,034

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.56%	0.73%	0.51%	0.54%	0.55%	0.56%	0.55%
Net charge-offs as a percent of average loans (annualized)	0.09%	0.07%	0.07%	0.17%	0.14%	0.10%	0.18%
Net charge-offs, excluding purchased loans as a percent of average loans (annualized)	0.17%	0.09%	0.11%	0.27%	0.21%	0.15%	0.27%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2019	2019	2019	2019	2018
Loans by Type
Legacy loans
Commercial, financial and agricultural	$1,646,438	$1,781,237	$1,648,190	$1,382,907	$1,316,359
Real estate - construction and development	1,083,564	947,371	788,409	676,563	671,198
Real estate - commercial and farmland	2,447,834	2,152,528	2,046,347	1,894,937	1,814,529
Real estate - residential	1,901,352	1,866,128	1,589,646	1,365,482	1,403,000
Consumer installment	450,799	461,552	449,856	436,469	455,371
Total legacy loans	$7,529,987	$7,208,816	$6,522,448	$5,756,358	$5,660,457
Purchased loans
Commercial, financial and agricultural	$384,273	$385,355	$252,621	$327,972	$372,686
Real estate - construction and development	465,497	521,324	315,141	239,413	227,900
Real estate - commercial and farmland	1,905,205	2,057,384	1,135,866	1,280,515	1,337,859
Real estate - residential	1,220,271	1,285,096	558,458	597,735	623,199
Consumer installment	1,100,035	1,139,177	24,339	26,636	27,188
Total purchased loans	$5,075,281	$5,388,336	$2,286,425	$2,472,271	$2,588,832
Purchased loan pools
Real estate - residential	$213,208	$229,132	$240,997	$253,710	$262,625
Total purchased loan pools	$213,208	$229,132	$240,997	$253,710	$262,625
Total loan portfolio
Commercial, financial and agricultural	$2,030,711	$2,166,592	$1,900,811	$1,710,879	$1,689,045
Real estate - construction and development	1,549,061	1,468,695	1,103,550	915,976	899,098
Real estate - commercial and farmland	4,353,039	4,209,912	3,182,213	3,175,452	3,152,388
Real estate - residential	3,334,831	3,380,356	2,389,101	2,216,927	2,288,824
Consumer installment	1,550,834	1,600,729	474,195	463,105	482,559
Total loans	$12,818,476	$12,826,284	$9,049,870	$8,482,339	$8,511,914

Troubled Debt Restructurings (excluding purchased loans)
Accruing troubled debt restructurings
Commercial, financial and agricultural	$642	$649	$300	$116	$256
Real estate - construction and development	64	69	138	142	145
Real estate - commercial and farmland	2,739	2,788	2,911	2,954	2,863
Real estate - residential	8,192	9,915	9,593	8,240	6,043
Consumer installment	8	9	10	11	16
Total accruing troubled debt restructurings	$11,645	$13,430	$12,952	$11,463	$9,323
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$312	$119	$135	$138	$138
Real estate - construction and development	1	1	2	2	2
Real estate - commercial and farmland	359	530	576	450	426
Real estate - residential	1,751	925	791	832	1,119
Consumer installment	59	66	65	63	69
Total nonaccrual troubled debt restructurings	$2,482	$1,641	$1,569	$1,485	$1,754
Total troubled debt restructurings (excluding purchased loans)	$14,127	$15,071	$14,521	$12,948	$11,077

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information (continued)	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2019	2019	2019	2019	2018
Loans by Risk Grade
Legacy loans
Grade 1 - Prime credit	$509,984	$533,058	$543,786	$540,646	$542,164
Grade 2 - Strong credit	746,591	748,511	730,621	587,622	523,101
Grade 3 - Good credit	3,289,885	3,196,744	2,801,373	2,372,115	2,408,128
Grade 4 - Satisfactory credit	2,772,794	2,503,781	2,225,083	2,088,813	2,047,688
Grade 5 - Fair credit	119,019	135,179	139,936	87,785	59,054
Grade 6 - Other assets especially mentioned	32,666	40,571	34,414	32,949	35,118
Grade 7 - Substandard	59,038	50,956	47,232	46,428	45,204
Grade 8 - Doubtful	8	14	—	—	—
Grade 9 - Loss	2	2	3	—	—
Total legacy loans	$7,529,987	$7,208,816	$6,522,448	$5,756,358	$5,660,457
Purchased loans
Grade 1 - Prime credit	$77,893	$80,223	$78,248	$80,682	$90,775
Grade 2 - Strong credit	93,781	108,107	81,069	84,904	84,617
Grade 3 - Good credit	2,532,115	2,660,700	787,052	677,718	656,289
Grade 4 - Satisfactory credit	2,111,747	2,242,239	1,176,182	1,428,353	1,586,377
Grade 5 - Fair credit	114,001	117,245	71,293	90,391	63,613
Grade 6 - Other assets especially mentioned	53,746	73,664	29,661	38,599	30,448
Grade 7 - Substandard	91,998	106,158	62,920	71,618	76,713
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	6	—
Total purchased loans	$5,075,281	$5,388,336	$2,286,425	$2,472,271	$2,588,832
Purchased loan pools
Grade 3 - Good credit	$212,398	$229,132	$240,997	$253,310	$262,625
Grade 7 - Substandard	810	—	—	400	—
Total purchased loan pools	$213,208	$229,132	$240,997	$253,710	$262,625

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Earning Assets
Federal funds sold	$23,104	$28,459	$41,683	$31,291	$28,755	$31,104	$11,100
Interest-bearing deposits in banks	304,427	324,127	341,937	467,379	373,068	358,924	240,740
Time deposits in other banks	401	548	3,792	10,221	10,961	3,705	5,739
Investment securities - taxable	1,426,062	1,514,534	1,233,297	1,186,896	1,138,981	1,341,330	969,825
Investment securities - nontaxable	23,580	23,759	15,288	24,136	29,962	21,695	34,113
Other investments	64,852	53,712	15,830	14,532	18,494	37,415	32,884
Loans held for sale	1,537,648	856,572	154,707	101,521	129,664	667,078	140,273
Loans	12,697,912	12,677,063	8,740,561	8,483,978	8,490,862	10,666,978	7,426,531
Total Earning Assets	$16,077,986	$15,478,774	$10,547,095	$10,319,954	$10,220,747	$13,128,229	$8,861,205

Deposits
Noninterest-bearing deposits	$4,124,872	$4,040,592	$2,723,843	$2,545,043	$2,570,783	$3,364,785	$2,164,171
NOW accounts	2,204,666	2,049,175	1,506,721	1,553,988	1,546,939	1,831,024	1,441,849
MMDA	3,953,717	3,815,185	2,655,108	2,677,015	2,590,194	3,280,233	2,240,115
Savings accounts	649,118	661,555	405,506	399,089	401,836	529,866	350,214
Retail CDs	2,721,829	2,804,243	1,962,422	1,892,138	1,832,529	2,348,689	1,411,477
Brokered CDs	249,644	150,176	486,292	510,301	510,663	347,844	255,162
Total Deposits	13,903,846	13,520,926	9,739,892	9,577,574	9,452,944	11,702,441	7,862,988
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	17,088	19,914	3,213	15,879	14,670	14,043	15,692
FHLB advances	1,080,516	810,384	22,390	6,257	101,337	483,735	421,891
Other borrowings	234,001	220,918	145,453	145,473	145,494	186,798	113,496
Subordinated deferrable interest debentures	127,292	133,519	89,686	89,343	89,135	110,129	87,444
Total Non-Deposit Funding	1,458,897	1,184,735	260,742	256,952	350,636	794,705	638,523
Total Funding	$15,362,743	$14,705,661	$10,000,634	$9,834,526	$9,803,580	$12,497,146	$8,501,511

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)							Table 7
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Interest Income
Federal funds sold	$69	$171	$257	$179	$155	$676	$227
Interest-bearing deposits in banks	1,089	1,620	2,260	3,099	1,906	8,068	4,865
Time deposits in other banks	2	2	16	51	58	71	119
Investment securities - taxable	10,358	11,354	9,383	9,043	8,686	40,138	29,006
Investment securities - nontaxable (TE)	212	213	129	197	247	751	1,139
Loans held for sale	14,330	7,889	1,632	1,152	1,618	25,003	5,709
Loans (TE)	169,119	168,239	116,413	112,266	111,158	566,037	376,349
Total Earning Assets	$195,179	$189,488	$130,090	$125,987	$123,828	$640,744	$417,414

Accretion income (included above)	$9,727	$4,222	$3,103	$2,883	$4,077	$19,935	$11,829

Interest Expense
Interest-Bearing Deposits
NOW accounts	$2,728	$2,843	$2,260	$2,109	$1,736	$9,940	$4,973
MMDA	11,311	12,593	9,488	9,047	7,991	42,439	21,355
Savings accounts	233	274	85	77	83	669	266
Retail CDs	12,220	12,905	8,585	7,330	5,858	41,040	16,151
Brokered CDs	1,478	810	3,036	3,121	3,190	8,445	6,309
Total Interest-Bearing Deposits	27,970	29,425	23,454	21,684	18,858	102,533	49,054
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	41	32	2	11	5	86	23
FHLB advances	5,241	4,618	141	44	568	10,044	8,153
Other borrowings	3,358	3,332	2,210	2,227	2,222	11,127	6,856
Subordinated deferrable interest debentures	2,115	2,185	1,570	1,568	1,542	7,438	5,848
Total Non-Deposit Funding	10,755	10,167	3,923	3,850	4,337	28,695	20,880
Total Interest-Bearing Funding	$38,725	$39,592	$27,377	$25,534	$23,195	$131,228	$69,934

Net Interest Income (TE)	$156,454	$149,896	$102,713	$100,453	$100,633	$509,516	$347,480

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)							Table 8
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2019	2019	2019	2019	2018	2019	2018
Earning Assets
Federal funds sold	1.18%	2.38%	2.47%	2.32%	2.14%	2.17%	2.05%
Interest-bearing deposits in banks	1.42%	1.98%	2.65%	2.69%	2.03%	2.25%	2.02%
Time deposits in other banks	1.98%	1.45%	1.69%	2.02%	2.10%	1.92%	2.07%
Investment securities - taxable	2.88%	2.97%	3.05%	3.09%	3.03%	2.99%	2.99%
Investment securities - nontaxable (TE)	3.57%	3.56%	3.38%	3.31%	3.27%	3.46%	3.34%
Loans held for sale	3.70%	3.65%	4.23%	4.60%	4.95%	3.75%	4.07%
Loans (TE)	5.28%	5.16%	5.32%	5.36%	5.19%	5.31%	5.05%
Total Earning Assets	4.82%	4.86%	4.95%	4.95%	4.81%	4.88%	4.71%

Interest-Bearing Deposits
NOW accounts	0.49%	0.55%	0.60%	0.55%	0.45%	0.54%	0.34%
MMDA	1.14%	1.31%	1.43%	1.37%	1.22%	1.29%	0.95%
Savings accounts	0.14%	0.16%	0.08%	0.08%	0.08%	0.13%	0.08%
Retail CDs	1.78%	1.83%	1.75%	1.57%	1.27%	1.75%	1.14%
Brokered CDs	2.35%	2.14%	2.50%	2.48%	2.48%	2.43%	2.47%
Total Interest-Bearing Deposits	1.13%	1.23%	1.34%	1.25%	1.09%	1.23%	0.62%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.95%	0.64%	0.25%	0.28%	0.14%	0.61%	0.15%
FHLB advances	1.92%	2.26%	2.53%	2.85%	2.22%	2.08%	1.93%
Other borrowings	5.69%	5.98%	6.09%	6.21%	6.06%	5.96%	6.04%
Subordinated deferrable interest debentures	6.59%	6.49%	7.02%	7.12%	6.86%	6.75%	6.69%
Total Non-Deposit Funding	2.92%	3.40%	6.03%	6.08%	4.91%	3.61%	3.27%
Total Interest-Bearing Liabilities	1.37%	1.47%	1.51%	1.42%	1.27%	1.44%	1.10%

Net Interest Spread	3.45%	3.39%	3.44%	3.53%	3.54%	3.44%	3.61%

Net Interest Margin(2)	3.86%	3.84%	3.91%	3.95%	3.91%	3.88%	3.92%

Total Cost of Funds(3)	1.00%	1.07%	1.10%	1.05%	0.94%	1.05%	0.82%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income						Table 9A
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2019	2019	2019	2019	2018	2019	2018
Net income available to common shareholders	$61,248	$21,384	$38,904	$39,905	$43,536	$161,441	$121,027

Adjustment items:
Merger and conversion charges	2,415	65,158	3,475	2,057	997	73,105	20,499
Executive retirement benefits	—	—	—	—	2,005	—	8,424
Restructuring charges	—	—	—	245	754	245	983
Servicing right impairment (recovery)	366	(1,319)	1,460	—	—	507	—
Gain on BOLI proceeds	752	(4,335)	—	—	—	(3,583)	—
Expenses related to SEC/DOJ Investigation	463	—	—	—	—	463	—
Financial impact of hurricanes	—	—	50	(89)	882	(39)	882
Loss on sale of premises	1,413	889	2,800	919	250	6,021	1,033
Tax effect of adjustment items (Note 1)	(898)	(13,238)	(1,479)	(450)	(810)	(16,065)	(4,923)
After tax adjustment items	4,511	47,155	6,306	2,682	4,078	60,654	26,898

Tax expense attributable to acquisition related compensation and acquired BOLI	849	—	—	—	—	849	—
Reduction in state tax expense accrued in prior year net of federal tax impact	—	—	—	—	(1,717)	—	(1,717)

Adjusted net income	$66,608	$68,539	$45,210	$42,587	$45,897	$222,944	$146,208

Weighted average number of shares - diluted	69,683,999	69,600,499	47,337,809	47,456,314	47,593,252	58,614,151	43,247,796
Net income per diluted share	$0.88	$0.31	$0.82	$0.84	$0.91	$2.75	$2.80
Adjusted net income per diluted share	$0.96	$0.98	$0.96	$0.90	$0.96	$3.80	$3.38

Average assets	$17,998,494	$17,340,387	$11,625,344	$11,423,677	$11,307,980	$14,621,185	$9,744,001
Return on average assets	1.35%	0.49%	1.34%	1.42%	1.53%	1.10%	1.24%
Adjusted return on average assets	1.47%	1.57%	1.56%	1.51%	1.61%	1.52%	1.50%

Average common equity	$2,437,272	$2,432,182	$1,519,598	$1,478,462	$1,428,341	$1,970,780	$1,178,275
Average tangible common equity	$1,432,081	$1,434,829	$964,841	$917,876	$869,201	$1,189,493	$762,274
Return on average common equity	9.97%	3.49%	10.27%	10.95%	12.09%	8.19%	10.27%
Adjusted return on average tangible common equity	18.45%	18.95%	18.79%	18.82%	20.95%	18.74%	19.18%

Note 1: A portion of the merger and conversion charges for all periods and the 2Q18 executive retirement benefits are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)						Table 9B
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Adjusted Noninterest Expense
Total noninterest expense	$122,564	$192,697	$81,251	$75,425	$75,810	$471,937	$293,647
Adjustment items:
Merger and conversion charges	(2,415)	(65,158)	(3,475)	(2,057)	(997)	(73,105)	(20,499)
Executive retirement benefits	—	—	—	—	(2,005)	—	(8,424)
Restructuring charges	—	—	—	(245)	(754)	(245)	(983)
Expenses related to SEC/DOJ Investigation	(463)	—	—	—	—	(463)	—
Financial impact of hurricanes	—	—	(50)	89	(882)	39	(882)
Loss on sale of premises	(1,413)	(889)	(2,800)	(919)	(250)	(6,021)	(1,033)
Adjusted noninterest expense	$118,273	$126,650	$74,926	$72,293	$70,922	$392,142	$261,826

Total Revenue
Net interest income	$155,351	$148,769	$101,651	$99,395	$99,554	$505,166	$343,392
Noninterest income	55,113	76,993	35,236	30,771	30,470	198,113	118,412
Total revenue	$210,464	$225,762	$136,887	$130,166	$130,024	$703,279	$461,804

Adjusted Total Revenue
Net interest income (TE)	$156,454	$149,896	$102,713	$100,453	$100,633	$509,516	$347,480
Noninterest income	55,113	76,993	35,236	30,771	30,470	198,113	118,412
Total revenue (TE)	211,567	226,889	137,949	131,224	131,103	707,629	465,892
Adjustment items:
(Gain) loss on securities	(1)	(4)	(69)	(66)	(1)	(138)	37
Gain on BOLI proceeds	752	(4,335)	—	—	—	(3,583)	—
Servicing right impairment (recovery)	366	(1,319)	1,460	—	—	507	—
Adjusted total revenue (TE)	$212,684	$221,231	$139,340	$131,158	$131,102	$704,415	$465,929

Efficiency ratio	58.24%	85.35%	59.36%	57.95%	58.30%	67.11%	63.59%
Adjusted efficiency ratio (TE)	55.61%	57.25%	53.77%	55.12%	54.10%	55.67%	56.19%

Tangible Book Value Per Share						Table 9C
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2019	2019	2019	2019	2018	2019	2018
Total shareholders' equity	$2,469,582	$2,420,723	$1,537,121	$1,495,584	$1,456,347	$2,469,582	$1,456,347
Less:
Goodwill	931,637	911,488	501,140	501,308	503,434	931,637	503,434
Other intangibles, net	91,586	97,328	52,437	55,557	58,689	91,586	58,689
Total tangible shareholders' equity	$1,446,359	$1,411,907	$983,544	$938,719	$894,224	$1,446,359	$894,224

Period end number of shares	69,503,833	69,593,833	47,261,584	47,585,309	47,499,941	69,503,833	47,499,941
Book value per share (period end)	$35.53	$34.78	$32.52	$31.43	$30.66	$35.53	$30.66
Tangible book value per share (period end)	$20.81	$20.29	$20.81	$19.73	$18.83	$20.81	$18.83

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting						Table 10
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Banking Division
Net interest income	$124,957	$124,262	$84,755	$85,039	$84,399	$419,013	$285,558
Provision for loan losses	4,741	3,549	2,306	2,058	1,603	12,654	4,486
Noninterest income	18,632	21,173	14,830	14,370	15,784	69,005	58,694
Noninterest expense
Salaries and employee benefits	38,180	39,794	24,228	27,932	25,882	130,134	100,716
Occupancy and equipment expenses	10,216	10,750	7,034	7,281	7,080	35,281	26,112
Data processing and telecommunications expenses	10,156	9,551	7,635	7,592	7,522	34,934	27,026
Other noninterest expenses	23,176	87,059	22,728	16,956	17,310	149,919	71,788
Total noninterest expense	81,728	147,154	61,625	59,761	57,794	350,268	225,642
Income before income tax expense	57,120	(5,268)	35,654	37,590	40,786	125,096	114,124
Income tax expense (benefit)	15,412	(1,269)	8,691	8,775	5,493	31,609	23,607
Net income (loss)	$41,708	$(3,999)	$26,963	$28,815	$35,293	$93,487	$90,517

Retail Mortgage Division
Net interest income	$18,223	$13,009	$7,567	$5,753	$7,873	$44,552	$23,460
Provision for loan losses	1,237	1,490	609	136	(1)	3,472	584
Noninterest income	33,335	52,493	18,070	14,290	10,689	118,188	48,260
Noninterest expense
Salaries and employee benefits	28,233	34,144	11,886	8,207	10,802	82,470	39,469
Occupancy and equipment expenses	1,544	1,686	670	766	684	4,666	2,440
Data processing and telecommunications expenses	1,034	660	394	330	306	2,418	1,425
Other noninterest expenses	4,553	3,484	2,385	2,114	1,661	12,536	6,998
Total noninterest expense	35,364	39,974	15,335	11,417	13,453	102,090	50,332
Income before income tax expense	14,957	24,038	9,693	8,490	5,110	57,178	20,804
Income tax expense	3,371	5,048	2,170	1,613	1,073	12,202	4,335
Net income	$11,586	$18,990	$7,523	$6,877	$4,037	$44,976	$16,469

Warehouse Lending Division
Net interest income	$3,771	$3,169	$2,987	$2,690	$2,438	$12,617	$9,088
Provision for loan losses	67	—	—	—	—	67	—
Noninterest income	610	560	450	379	386	1,999	2,021
Noninterest expense
Salaries and employee benefits	325	286	162	161	145	934	547
Occupancy and equipment expenses	1	2	1	1	—	5	2
Data processing and telecommunications expenses	47	41	38	30	29	156	122
Other noninterest expenses	53	27	75	68	62	223	238
Total noninterest expense	426	356	276	260	236	1,318	909
Income before income tax expense	3,888	3,373	3,161	2,809	2,588	13,231	10,200
Income tax expense	816	708	664	590	544	2,778	2,142
Net income	$3,072	$2,665	$2,497	$2,219	$2,044	$10,453	$8,058

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)						Table 10
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
SBA Division
Net interest income	$2,190	$2,573	$1,182	$1,086	$1,352	$7,031	$5,055
Provision for loan losses	150	(15)	178	231	112	544	1,137
Noninterest income	2,536	2,766	1,883	1,730	1,094	8,915	4,858
Noninterest expense
Salaries and employee benefits	1,336	1,985	735	727	699	4,783	2,709
Occupancy and equipment expenses	79	66	65	59	63	269	234
Data processing and telecommunications expenses	5	22	3	2	—	32	19
Other noninterest expenses	402	503	359	387	414	1,651	1,298
Total noninterest expense	1,822	2,576	1,162	1,175	1,176	6,735	4,260
Income before income tax expense	2,754	2,778	1,725	1,410	1,158	8,667	4,516
Income tax expense	578	584	362	296	243	1,820	948
Net income	$2,176	$2,194	$1,363	$1,114	$915	$6,847	$3,568

Premium Finance Division
Net interest income	$6,210	$5,756	$5,160	$4,827	$3,492	$21,953	$20,231
Provision for loan losses	(502)	965	1,575	983	1,947	3,021	10,460
Noninterest income	—	1	3	2	2,517	6	4,579
Noninterest expense
Salaries and employee benefits	1,568	1,424	1,320	1,305	1,441	5,617	5,691
Occupancy and equipment expenses	79	135	64	97	118	375	343
Data processing and telecommunications expenses	120	98	318	437	436	973	1,793
Other noninterest expenses	1,457	980	1,151	973	1,156	4,561	4,677
Total noninterest expense	3,224	2,637	2,853	2,812	3,151	11,526	12,504
Income before income tax expense	3,488	2,155	735	1,034	911	7,412	1,846
Income tax expense (benefit)	782	621	177	154	(336)	1,734	(569)
Net income	$2,706	$1,534	$558	$880	$1,247	$5,678	$2,415

Total Consolidated
Net interest income	$155,351	$148,769	$101,651	$99,395	$99,554	$505,166	$343,392
Provision for loan losses	5,693	5,989	4,668	3,408	3,661	19,758	16,667
Noninterest income	55,113	76,993	35,236	30,771	30,470	198,113	118,412
Noninterest expense
Salaries and employee benefits	69,642	77,633	38,331	38,332	38,969	223,938	149,132
Occupancy and equipment expenses	11,919	12,639	7,834	8,204	7,945	40,596	29,131
Data processing and telecommunications expenses	11,362	10,372	8,388	8,391	8,293	38,513	30,385
Other noninterest expenses	29,641	92,053	26,698	20,498	20,603	168,890	84,999
Total noninterest expense	122,564	192,697	81,251	75,425	75,810	471,937	293,647
Income before income tax expense	82,207	27,076	50,968	51,333	50,553	211,584	151,490
Income tax expense	20,959	5,692	12,064	11,428	7,017	50,143	30,463
Net income	$61,248	$21,384	$38,904	$39,905	$43,536	$161,441	$121,027

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (404) 240-1514